SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2008, Thornburg Mortgage, Inc. (the “Company”) entered into an Amended and Restated Override Agreement (the “Amended Override Agreement”) with the counterparties to the Override Agreement dated as of March 17, 2008, as amended (the “Override Agreement”), including J.P. Morgan Chase Funding Inc. (formerly Bear Stearns Investment Products Inc.), Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse International, Greenwich Capital Markets, Inc., Greenwich Capital Derivatives, Inc., The Royal Bank of Scotland PLC, and UBS AG (the “Counterparties”) in order to resolve certain interpretative issues in the Override Agreement related to margin calls on downgraded securities and other matters.

Pursuant to the Amended Override Agreement, during the override period, which expires on March 16, 2009, the Counterparties agreed not to invoke any margin calls against the Company under any financing agreement to which they are a party. The Company agreed to pay to the Counterparties the remaining $110.0 million out of the liquidity reserve fund established in connection with the Override Agreement (the “Liquidity Reserve Fund”), except for $41.2 million that will remain in the Liquidity Reserve Fund, which the Company can utilize for forecasted operating expenses and debt service payments through March 2009, including payment of the interest payment on the Company’s 8% Senior Notes due 2013 (the “8% Senior Notes”) that was due on November 15, 2008. The Company has also agreed to pay to the Counterparties all of the principal and interest collected on the underlying collateral subject to the Override Agreement to further reduce the outstanding financed balance on an accelerated basis. The Company will release all claims for prior period unremitted funds and allow the Counterparties to retain those funds to also reduce the loan amounts. Finally, in connection with the Company’s obligation to issue additional warrants to the Counterparties following the tender offer equal to at least 4.04% of the Company’s outstanding shares on a fully diluted basis as set forth in the Original Override Agreement, as amended, the Company agreed to fix the number of warrants to purchase common stock to be issued at 14,176,464 shares of common stock, at an exercise price of $0.01 per share, and to issue such warrants to the Counterparties no later than December 19, 2008.

The description of the terms and conditions of the Amended Override Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Override Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events

On December 12, 2008, the Company announced that as a result of the resolution with the Counterparties pursuant to the Amended Override Agreement, the Company has paid the interest payment on its 8% Senior Notes that was due November 15, 2008. The aggregate interest payment included the $12.2 million interest payment plus interest accrued on such late payment.

The complete press release announcing the Amended Override Agreement described above in Item 1.01 and payment of the interest due on the 8% Senior Notes is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit
10.1	Amended and Restated Override Agreement, dated as of December 12, 2008 by and among Thornburg Mortgage, Inc., Thornburg Mortgage Hedging Strategies, Inc., Thornburg Mortgage Home Loans, Inc. and J.P. Morgan Chase Funding Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse International, Greenwich Capital Markets, Inc., Greenwich Capital Derivatives, Inc., The Royal Bank of Scotland PLC, and UBS AG.

99.1	Press Release of Thornburg Mortgage, Inc. dated December 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: December 12, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
10.1	Amended and Restated Override Agreement, dated as of December 12, 2008 by and among Thornburg Mortgage, Inc., Thornburg Mortgage Hedging Strategies, Inc., Thornburg Mortgage Home Loans, Inc. and J.P. Morgan Chase Funding Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse International, Greenwich Capital Markets, Inc., Greenwich Capital Derivatives, Inc., The Royal Bank of Scotland PLC, and UBS AG.

99.1	Press Release of Thornburg Mortgage, Inc. dated December 12, 2008.